UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 17, 2006
UNITED DOMINION REALTY TRUST, INC.
(Exact name of registrant as specified in charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities.
     In 2005, the stockholders of United Dominion Realty Trust, Inc. (the “Company”) approved the issuance of the Company’s Series F Preferred Stock to give voting rights to holders of limited partnership interests, or “OP Units,” in the Company’s two operating partnerships, United Dominion Realty, L.P. and Heritage Communities, L.P. The Series F Preferred Stock, which is offered only to holders of OP Units, entitles its holders to one vote per share on each matter upon which the Company’s common stockholders are entitled to vote at stockholder meetings. The Series F Preferred Stock votes together as a single class with the Company’s common stock and other capital stock eligible to vote. The Series F Preferred Stock is not convertible or exchangeable into any other equity securities, and it does not entitle its holders to any other rights, privileges or preferences.
     On March 17, 2006, the Company sold a total of 516,622 shares of its Series F Preferred Stock, without par value, to certain holders of OP Units who are accredited investors, at a purchase price of $0.0001 per share, for an aggregate purchase price of $51.66. Because the shares of Series F Preferred Stock were sold to accredited investors in transactions not involving a public offering, the transactions are exempt from registration under the Securities Act of 1933 in accordance with Section 4(2) of the Securities Act.
ITEM 7.01. Regulation FD Disclosure.
     On March 22, 2006, the Company will provide the information attached to this report as Exhibit 99.1 as part of the Morgan Stanley Southern California Property Tour.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Presentation Materials.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.
Date: March 22, 2006	/s/ Mary Ellen Norwood
Mary Ellen Norwood
Vice President-Legal Administration and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation Materials.